Exhibit 99.1 Lender Presentation October 2022 PRIVILEGED AND CONFIDENTIAL

Important Notice and Disclaimer General: Statements contained in this presentation and the information contained herein (collectively, the “Materials”) describing documents and agreements are summaries only and such summaries are qualified in their entirety by reference to such documents and agreements. Nothing contained in the Materials is, or shall be relied upon as, a promise or representation, either express or implied, as to future performance. In addition, the information contained in the Materials is as of the date hereof (except where otherwise expressly noted), and the Company and its Representatives have no obligation to update such information, including in the event that such information becomes inaccurate. The Materials have been prepared solely for informational purposes only. The recipient should not construe the contents of the Materials as legal, tax, accounting, investment advice or recommendation or business, financial or related advice. The recipient should consult its own counsel and tax and financial advisors as to legal and related matters concerning the matters described in the Materials. No person providing any Materials is acting as a fiduciary or advisor with respect to the Materials. The Materials do not purport to be all-inclusive or to contain all of the information that the recipient may require. To the maximum extent permitted by law, none of the Company, its Representatives, nor any other person accepts any liability, including, without limitation, any liability arising out of fault or negligence for any loss arising from the use of the information contained in the Materials. The Materials do not constitute an offer to sell or the solicitation of an offer to buy any securities, assets or business of the Company. Forward-Looking Statements: The Materials contain statements that are not historical information and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated operating results, future liquidity and financial position. Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward- looking statements. The factors that may affect the Company's results include, among others: the overall impact of the global supply chain complexities on the Company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components; the ultimate impact of the ongoing COVID-19 pandemic and other public health emergencies, including further adverse effects to the Company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations; the Company's ability to successfully meet its cost-reduction goals and continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as the current $150m+ cost savings plan; the success of the Company’s new products, including its DN Series line and EASY family of retail checkout solutions; the impact of a cybersecurity breach or operational failure on the Company's business; the Company's ability to generate sufficient cash to service its debt or to comply with the covenants contained in the agreements governing its debt and to successfully refinance its debt; the Company’s ability to attract, retain and motivate key employees; changes in the Company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes; the Company's success in divesting, reorganizing or exiting non-core and/or non- accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances; the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the Company’s favor at the lower court level in May 2022) and the merger/squeeze-out; the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce the Company’s customer base and/or adversely affect its customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit; the impact of competitive pressures, including pricing pressures and technological developments; changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the conflict between Russia and Ukraine), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the Company's operations; the Company's ability to maintain effective internal controls; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the Company’s ability to comply with government regulations; and other factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, and in other documents the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The Company assumes no obligation to update any forward-looking statements, which speak only to the date of the Materials. Non-GAAP Financial Measures and Other Information: To provide investors with additional information regarding our financial results, the Company discloses certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, unlevered free cash flow/(use), EBITDA, adjusted EBITDA, segment gross profit, segment gross margin and constant currency results. The Company calculates constant currency by translating the prior year results at current exchange rates. The Company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the Company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The Company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non- GAAP financial measures are specific to the Company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development, changes in cash of assets held for sale and the use of cash for M&A and the legal settlement for impaired cloud implementation costs, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. Unlevered free cash flow (use) provides incremental visibility into the Company's liquidity by excluding cash used for interest payments from free cash flow (use). See pages 50-62 for a reconciliation of the non-GAAP financial measures used in the Materials to their most comparable GAAP measure. With respect to the Company's outlook for the non-GAAP financial measures used in the Materials, it is not providing a reconciliation to the most comparable GAAP measure because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. PRIVILEGED AND CONFIDENTIAL

DN Highlights Diebold Nixdorf, Incorporated (“DN”, “Diebold” or the “Company”) plays a vital role supporting two of the world’s most competitive and demanding industries: Banking and Retail • In Banking, Diebold addresses the demand for cash recyclers as banks rethink their branch footprint and move more towards automation and efficiency around their real estate • In Retail, the evolution of consumer behavior along with the rapidly changing labor dynamics have led to increased demand for self-service and automation, and growth is being driven by customer momentum for self-checkout solutions The DN Series ATM solutions are now live in over 90 countries with more than 570 certifications, and the SCO business keeps gaining new customers globally • The Company continues to experience a shift away from legacy devices as DN Series cash recyclers comprise 82% of new Banking orders in North America Q3 QTD • Approximately 74% of total backlog for Banking comprised of DN Series The Self Checkout (SCO) business is growing faster than the market and we expect to see this trend continue The Company continues to look for ways to deploy one of its best assets – the Services organization – as Diebold expands into the EV charging services business • EV is a great example of a Services horizontal for managed services, and the Company is continuously exploring opportunities to add horizontals or verticals that align with its core business • Expect a contract base of 22K or more charge points by year end 1 PRIVILEGED AND CONFIDENTIAL

DN Highlights (Continued)

- **Strong financial fundamentals:**
  - Net of currency, assets held for sale, and divestitures, we expect revenue to be down modestly in 2022 (~1%)
  - Given the contractual nature of our Services business (~$2.1B revenue), on a 2022F basis, approximately ~70% of revenue is recurring (~$1.4B)
  - Continued strong demand for our products, resulting in a robust Q3 forecasted backlog of ~1.4B against a year to go revenue figure of ~$630M – all of which is scheduled
  - Strong durable revenue streams - approximately 95%+ of our 2022F total company revenue is secured via either contract and scheduled backlog/committed spend

2022F Secured Revenue Schedule



Services
95%
5%
Product
100%
Total
97%
3%
Secured
Unsecured

2022F Revenue[1,2]



Total
$3.5B
$1.4B
$2.1B
Product
Services

1. Product: Hardware + Software Licenses
2. Services: Product Related Services (PRS), Managed Services (MS), Installation Services, Billed Work, Professional Services, Software Maintenance & Support

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DN Highlights – ESG Program Diebold recognizes all the ways that the organization touches and impacts the world around it. The ESG program, launched in 2021, has the following components: Connect commerce for customers and global consumers in ways that protect, care for and minimize harm to the environment Work through caring global citizenship by maintaining fair, diverse and safe workplaces and giving back to our communities Ensure best practices in governance on behalf of all stakeholders, while growing the business in sustainable ways through our commitment to our values and ethics 3 PRIVILEGED AND CONFIDENTIAL

Situation Overview Diebold faced challenges in 2022 (1Q in particular) which negatively affected topline due to unprecedented global supply chain disruptions Furthermore, inflationary pressures hit the Company’s gross and EBITDA margins as a result of increased input costs • To counter some of the continued cost pressure, the Company has implemented a cost savings plan 1 which is designed to yield $150M+ of cost savings by end of 2023 • To date we have executed / identified ~$170M of savings and are modeling an additional ~$25M of 1 savings Despite these negative macro factors on the business, DN has taken certain measures to address its capital structure while retaining a strong backlog: • In March, the Company completed a covenant relief amendment to its Total Net Leverage ratio test which provides additional relief through the end of 2022 • The Company also has good visibility in its sales as backlog remained strong, fueled by product-related order entry up 4% in 1H22 (despite challenging comps / FX) and 6% sequentially from 1Q22 to 2Q22 The Company still has a sizable maturity in 2023 when the Revolver and Term Loans come due, as well as other near-term maturities in 2024 and 2025 The Company looks forward to discussing potential solutions to address the capital structure in a manner that is beneficial to all stakeholders 1. See page 31 for more detail 4 PRIVILEGED AND CONFIDENTIAL

Table of Contents Section Company and Industry Overview I Banking Overview IA Retail Overview IB Current Environment & Response II Financial Overview III Appendix IIIA GAAP Reconciliation IIIB PRIVILEGED AND CONFIDENTIAL

Diebold Nixdorf: Pioneers in Connected Commerce Automate Digitize Transform Banking Solutions Retail Solutions TM ▪ Branch Transformation▪ Consumer Centric ▪ Storevolution▪ Consumer Engagement Experiences & Loyalty ▪ Cash Cycle Management▪ Self-Service ▪ ATMs – Recyclers▪ Fuel and Convenience ▪ End-to-End Security ▪ Store Operations 5 PRIVILEGED AND CONFIDENTIAL

Diebold Nixdorf Key Financials

A global FinTech enabling transactions for millions of consumers each day across both the financial and retail industries

$3.9B 2021 Revenue	27.4% 2021 Gross margin[6]	$416M 2021 Adj. EBITDA[6]	900k+ ATM Installed Base	100+ Countries

Banking

2021 Revenues: $2.7B | **2021 Gross Profit:** $756M[6]

Revenue by Solution



38%
62%
Services
Products

Revenue by Geography[7]



10%
50%
40%
AMS
EMEA
APAC

- #1 segment share of ATM systems globally with 900k+ ATMs installed[1]
- #1 ATM Total ATM Application and Monitoring Software
- Serves nearly all of the top 100 financial institutions globally

Retail

2021 Revenues: $1.2B | **2021 Gross Profit:** $312M[6]

Revenue by Solution



48%
52%
Services
Products

Revenue by Geography[7]



8%
6%
86%
AMS
EMEA
APAC

- #1 Retail footprint in Europe[3]
- #1 global self-ordering kiosk supplier[4]
- Serves the top 25 retailers in Europe and 16 of the top 25 worldwide[5]

Sources: Financials per FY2021 10-K & Earnings Release; (1) RBR 2021, Global ATM Market and Forecasts to 2027; (2) RBR 2021, ATM Software 2021; (3) RBR 2021, Global EPOS and Self-Checkout; (4) RBR 2020, Global Self-Ordering Kiosks; (5) Global Powers of Retailing 2022, Deloitte, ranked by retail revenue 2020 (published April 2022); (6) Non-GAAP – refer to pages 54, 56 and 58 for reconciliation of GAAP to non-GAAP results; (7) Revenue by geography is approximate and varies over time

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Operational Highlights by Segment

Segment

Banking

- Customer demand for our solutions remains solid – year-end backlog $836M – 14% increase compared to the prior year
- Banking backlog trending at highest levels in DN's history
- Strong backlog will provide steady runway as supply chain issues begin to normalize

Retail

- Self-checkout (SCO) global market grew significantly in 2020 & 2021 and it is expected to continue to grow
- Positive secular tailwinds and journey towards self-service
- SCO service attach rate is ~95% in areas where DN provides service

Business Line

Services

- Services Road to Excellence program / ACDE have harvested significant efficiencies
- Divested lower margin business & terminated unprofitable service contracts, which provides natural margin uplift

Products

- 2021 results influenced by higher outbound logistics costs, component spot buys, etc.
- DN Series recyclers accounting for larger share of shipments, which has positive impact on margins (favorable cost position)
- Terminal software migration


Banking Backlog (millions)
$603
$732
$836
2019
2020
2021
~40% growth


DN Retail SCO Shipments (thousands)
8
16
21
2019
2020
2021
2.6x unit growth


Services Gross Margin
27.4%
31.3%
32.3%
2019
2020
2021
Up 490 bps


Products Gross Margin
21.9%
23.3%
20.3%
2019
2020
2021
Down 160 bps

Note: Gross margin figures are non-GAAP; refer to page 59 for reconciliation of GAAP to non-GAAP results
Sources: FY2021 Earnings Release 8-K and management information

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Diebold’s Strategic Journey Streamlining the Business Model to Generate 2018-2020 Strong Free Cash Flow and ROIC Leveraging Our Competitive Differentiation for Growth 2021+ Cost Savings and Efficiency Actions: Simplified Focus on Maximizing Core Business and Focused 2022 Low Capital Intensity Growth 8 PRIVILEGED AND CONFIDENTIAL

Impact of the Strategic Journey DN effectively implemented initiatives in the historical period to drive steady improvement in margins and ROIC prior to experiencing supply chain challenges and inflationary headwinds in 2021 and 2022 Adjusted EBITDA & Margin Return on Invested Capital COVID-19 Supply Chain Challenges Efficiency Initiatives $540 $470 $453 $416 $401 13.6% 15.3% 15.1% 12.2% 11.6% $320 $315 10.6% $293 11.9% 9.1% 8.5% 8.4% 9.5% 7.1% 4.7% 2018A 2019A 2020A 2021A LTM Q2- 2022F 2023SP 2024SP 2018A 2019A 2020A 2021A LTM Q2- 2022F 2023SP 2024SP 22 22 Adj. EBITDA $mm Adj. EBITDA Margin % 1) FY2021 Earnings Release 8-K and management information Note: EBITDA and ROIC figures are non-GAAP – refer to pages 56 and 61 for reconciliation of GAAP to non-GAAP results 9 PRIVILEGED AND CONFIDENTIAL

Strategic Focus Going Forward To be the undisputed leader in self-serve technologies and automation by: Accelerating Building Leading the Extending our market share momentum in industry strong growth in Retail Self- evolution Services ATM Checkout through our capability into Products and and next- Managed New Growth Terminal generation Services Initiatives Software. cloud Retail solutions. (Electric Software. Vehicle charging) …while executing on cost savings and efficiency initiatives that will bring us closer to our customers. Source: Quarterly earnings presentations and shareholder letters 10 PRIVILEGED AND CONFIDENTIAL

Table of Contents Section Company and Industry Overview I Banking Overview IA Retail Overview IB Current Environment & Response II Financial Overview III Appendix IIIA GAAP Reconciliation IIIB PRIVILEGED AND CONFIDENTIAL

Banking Segment Snapshot Serving a #1 #1 majority of the ~$2.7 billion #1 in the Automated top 100 ATM multivendor 2 in annual revenue Deposit Terminals Financial in ATMs monitoring Institutions (ADT) installed 5 software installed 4 Globally globally 1 globally Ranked #9 In the 2021 IDC FinTech #1 or 29% 3 Rankings global market 1 share for ATMs Diebold Nixdorf has Global Brand Name Banking Clients 1. RBR 2021, Global ATM Market and Forecasts to 2027 2. Reported financial results for the 12 months ended Dec 31, 2021 3. IDC Financial Insights, 2021 IDC FinTech Rankings 4. RBR 2022, Deposit Automation and Recycling 5. RBR 2021, ATM Software 2021 11 PRIVILEGED AND CONFIDENTIAL

Overview of Banking Solutions

62% **Services**

Maintenance and Availability Services	Total Implementation Services	Self-Service Fleet Management	Branch Lifecycle Management	Managed Services
Exceed the demands of an "always on" world	Rely on trusted experts to deploy technology	Achieve the highest possible return on resources	Continually transform and streamline operations	Complete services solution with simplified billing

38% **Products & Software**

Indoor Lobby ATMs	Intelligent Deposit	Cash Recyclers	Through-the-Wall ATMs	Drive-up ATMs	CHANNELS
Empower consumers to have easier access to financial services	Offering rich transaction sets and advanced functionality	Well suited for high-traffic, high-transaction volume areas	Meet the needs of consumers in a convenient 24x7 channel	Enhancing branch staff capabilities while providing customer convenience	Vynamic Connection Points Vynamic Branch Transformation Vynamic Digital

Overview of Banking Product Portfolio



Cash dispensers

Ideal to fulfill basic banking needs for cash access anytime, anywhere, anyhow. Delivered in a simple, compact design through reliable and efficient components.



Intelligent deposit

Offer customers round-the-clock, time saving, trusted convenience, while migrating the majority of routine transactions away from the teller line.



Cash recyclers

Cutting costs by creating efficiencies in the cash cycle process through the perfected common recycling technology components found in these systems.



Teller automation

Enabling and assisting traditional tellers to improve accuracy, cash cycle process, efficiency and human interaction to transform the branch experience.



Kiosks

Redefine the vitality of the branch through these systems to provide best-in-class account and banking services to print and scan, freeing traditional tellers to focus on other duties.

Note: Software that is license-based is included in Products, with all other non-license software included in Services.

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Significant Contract Base Opportunity Based On Large Install Base

- From its core installed base of ~800K ATMs[1], DN provides Product Related Services (PRS) to more than 475,000 ATMs globally (Contract Base or cBase)
- Broadly speaking, PRS consists of the following:
  - Total Implementation Services (TIS): Installation services – one time in nature
  - First Line Maintenance (FLM): Cleaning machines, restocking consumables, etc. } Contract revenue
  - Second Line Maintenance (SLM): Break fix services } Contract revenue
  - Billed Work: Periodic services provided outside scope of agreement
- DN has very high customer renewal rates – greater than 95% - generally the fluctuation in cBase is due to machines being removed
- The primary delta between installed base and cBase are markets where DN does not go direct to market or provide PRS services directly – instead partnering with local distributors (e.g. Egypt)
  - Generally, DN provides PRS services to approximately 90% of its direct installed base
  - The remaining 10% gap is a function of banks' servicing their own fleets (leveraging their scale) and multi-vendor services (third parties servicing DN machines)
- In the near term, we expect PRS to grow low single-digits, which is a function of mix (geographic / product), low single-digit cBase growth in North America, flattish cBase EMEA, and low to mid single-digit cBase compression in APAC

Bridge from Installed Base to cBase[1]


Units in Thousands
~800
235
30
30
22
478
Installed Base [1]
Distribution Partners
Bank Serviced
Multi-Vendor
Russia/ Ukraine
cBase

2022F cBase by Region


Units in Thousands
74
153
127
124
NA
LATAM
Europe
APAC/ME

PRS ACV per Unit by Region (U.S. as Baseline)


100%
24%
36%
16%
US
LATAM
EMEA
APAC

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Note: Figures are approximate / rounded
1. Excludes certain non-cash kiosk and dispensing units

Projected cBase by Region

(Units in thousands)

North America

- Highest yielding market – 3x – 4x yield of other markets incl. Europe
  - Positive mix shift in favor of US offsets declines in lower margin regions (e.g. APAC)
- Opportunity to leverage DN Series and cost competitiveness to grow cBase
  - cBase accelerator program
- Several notable wins including Wells Fargo win-back
  - Account had been lost at end of 2021 representing around 5K units

LATAM / Brazil

- Solid unit growth and market penetration in LATAM / Brazil
- In addition to overall market growth, opportunity to improve market position

EMEA

- In aggregate, expect relatively flat market / cBase trends in Europe
  - Pressure in Northern Europe
  - Flat trends in Western Europe I DACH
  - Modest unit growth Southern / Eastern Europe and Northern Africa

APAC

- APAC market is expected to contract low to mid-single digits over the model period
- Low price local competition and often market specific nationalistic requirements
- Phasing out / runoff of remaining India cBase – exited production in 2018, machines nearing EOL
- Exploring potentially re-entering the Indian market via contract manufacturing, which would be upside to cBase assumption. However, given lengthy warranty period not immediately accretive to Services revenue

North America



83
78
74
2020A
2021A
2022F

2022 – 2024: Low single digit cBase growth

LATAM / Brazil



141
147
153
2020A
2021A
2022F

2022 – 2024: Low single digit cBase growth

EMEA



149
136
127
2020A
2021A
2022F

2022 – 2024: Flat cBase

APAC



163
134
124
2020A
2021A
2022F

2022 – 2024: Low to mid-single digit decline

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ATM Industry Trends Remain Stable Global ATM Installed Base Global ATM Shipments ▪ The global ATM total is forecast to decline to 2.9M by 2027 due to a ▪ Nearly 1.8M ATMs are expected to be shipped globally between 2022 and (1.6%) CAGR decline in APAC as a result of rise of mobile and other 2027 with a rise modestly in the latter part that is driven by increased cashless payments, while Rest of the World (RoW) will see a more demand for replacements as units installed during the 2010s reach the moderated decline of (0.4%) as growth developing economies offsets end of their life cycle transition to alternative payment methods in developed ones ▪ Over half of total shipments are forecast to be delivered to Asia Pacific Units in Millions Units in Thousands RoW APAC RoW APAC (0.9%) 0.4% 1.5 1.4 1.4 1.4 1.4 1.3 1.3 138 135 130 145 154 152 129 1.6 1.6 1.6 1.6 1.6 1.6 1.6 165 159 162 150 153 145 140 2021A 2022F 2023F 2024F 2025F 2026F 2027F 2021A 2022F 2023F 2024F 2025F 2026F 2027F Source: 2021 RBR Global ATM Market and Forecasts to 2027 15 PRIVILEGED AND CONFIDENTIAL

Managed Services (MS) Overview 12 Pillars of Managed Services Optimizing the success and profitability of a self-service channel requires execution across 12 pillars Each pillar requires a specific set of resource capacity, expertise and sophisticated tools, which comes at a high cost when managed by a financial institution in- house 16 PRIVILEGED AND CONFIDENTIAL

Vynamic Banking Software Portfolio DN’s software covers all aspects of end-user interface requirements to maximize consumer experiences and increase self-service satisfaction while providing leading security features Vynamic Connection Vynamic Branch Vynamic Engagement Vynamic Security Points Transformation Personalization and customization Secure endpoints, connectivity & World-leading self-service Flexible formats and experiences solutions transactions. application software for more modern branches Segment Messages Security Intrusion Protection VCP-Pro Transaction Automation • ATMs promote different brand • Against known and unknown • Enables the use of customer- • Integrate your ATM fleet to the and marketing messages during (zero-day) attacks based preferences core banking system idle times Security Access Protection • Integrates easily with host Claims Assist Personalized Transactions systems and web services • Safeguard self-service systems • Obtain instant insight into your • Consumer defined ATM and control user actions • Powers self-service options consumer ATM transactions preferences across devices Vynamic Security Hard Disk Interactive Video Teller Individualized Targeted Encryption VCP-Lite • Connect with a real person at Campaigns • Secure sensitive consumer data • Modern ATM software fitting into the touch of a button • Enhance consumers experience a traditional operational model via personalized campaigns 17 PRIVILEGED AND CONFIDENTIAL

Table of Contents Section Company and Industry Overview I Banking Overview IA Retail Overview IB Current Environment & Response II Financial Overview III Appendix IIIA GAAP Reconciliation IIIB PRIVILEGED AND CONFIDENTIAL

Retail Segment Snapshot Self-checkout #2 All installations 8 of 10 Top 25 ~$1.2 across >150 European Global Fortune 500 Retailers in >50 retailers petroleum companies billion are countries are Diebold Nixdorf 2 in annual revenue customers 5 customers #1 #1 >1.3M #1 in Retail in the global Globally in new ePOS systems Electronic Point installed market for POS software of Sale (ePOS) 1 worldwide 3 self-ordering & SCO in installations 6 1 kiosks Europe Diebold Nixdorf has Global Brand Name Retail Clients 1) RBR 2021, Global EPOS and Self-Checkout 4) RBR 2021, Global EPOS and Self-Checkout 2021 (data per end 2020) 2) For the 12 months ended December 31, 2021 5) Fortune 500 – The biggest Oil and Gas Companies in the World by Revenue in 2020 3) RBR, Global POS Software 2021 – in new POS software installations for General Merchandise segment 6) RBR, Global Self-Ordering Kiosks 2020 18 PRIVILEGED AND CONFIDENTIAL

Retail Segment Suite of Offerings 52% Horizontal Managed Services Managed Mobility Services Managed Self Service Maintenance and Total Implementation Services Empower consumers with an easy Centralized control of mobile Availability Services Services devices Day-to-day operational of the self-service journey that’s more Servicing platform Standardized implementation with solution stack intuitive, frictionless and rewarding localized expertise 48% Retail Cash ePOS Systems Self-Checkout Interactive Kiosks Peripherals Products & Adaptable and Management Retail-hardened, future- Intuitive hardware for in- Value-add hardware and customizable self-service Software proven, all-in-one and store experiences systems for in-store Coin / note recycling solutions modular POS systems Vynamic Vynamic Vynamic Vynamic Vynamic FCx Professional POS Digital Engagement Self Check Out Fuel & Convenience Services Transaction handling including Mobile solutions Loyalty solutions Self-service application supporting Cloud-based, open retailing Global integration access point for cash & full diverse operating systems platform connecting pump to store capabilities admin transparency Note: Software that is license-based is included in Products, with all other non-license software included in Services. 19 PRIVILEGED AND CONFIDENTIAL

EPOS & SCO Expected to Grow Installed Base Shipments Global EPOS and SCO installed bases are expected to grow gradually to About 12.4M EPOS and SCO units are forecasted to be shipped globally ~17M units as key markets are expected to recover from COVID between 2022 and 2026 as continued momentum from the need for restrictions and increase in-person retail activity reduced contact with store staff during the COVID-19 pandemic will combine with forecasted growth in the global retail market Growth of installed systems is anchored by a steady trend in Asia Pacific as the region is expect to grow at a CAGR of 5.9% between 2022 and 2026 EPOS & SCO Units in Millions SCO Only Units in Millions Total SCO EPOS Total SCO EPOS 2.6 2.6 2.5 17.0 16.6 2.4 16.3 16.0 0.3 0.2 15.8 15.5 2.2 0.2 1.6 1.4 0.2 1.3 2.1 1.1 0.9 0.8 0.2 0.2 2.3 2.3 2.3 15.4 15.2 2.2 14.9 15.0 14.8 14.8 2.0 1.9 2021A 2022F 2023F 2024F 2025F 2026F 2021A 2022F 2023F 2024F 2025F 2026F Source: RBR 2021, Global EPOS and Self-Checkout 1. Total installed base includes Electronic Point-of-Sale (“EPOS”) and Self Check-out (“SCO”) units 20 PRIVILEGED AND CONFIDENTIAL

SCO Growth Drivers DN’s SCO Shipments (2018-2024) (in thousands) 25% 41 36 26 21 16 8 5 2018A 2019A 2020A 2021A 2022F 2023SP 2024SP Market Drivers DN Business Growth Drivers ¾ Adoption of self check-out is growing more rapidly than EPOS, particularly given ¾ Shipped 2021: ~21,000 units COVID-19, with strong uptake in offering ¾ Forecasted shipments 2022: ~26,000 units, or ~24% YoY growth ¾ Growth in the systems portion of the solution stack enables strong attach rates of services and software¾ Unit Economics - product: average product price noncash configuration / unit ¾ Growth is also expected in many underpenetrated markets as customer demand and cash configuration / unit increases across verticals beyond grocery and general merchandise (e.g. fashion, ¾ Unit Economics - services: average annual service contract value noncash travel, pharmacy, fuel & convenience); self-service is also now a viable solution for configuration / unit & cash configuration / unit service attach rate: >90%, smaller retailers or in smaller footprint stores service contract renewal >95% ¾ SCO well positioned to grow as a result of the strong industry tailwinds in which physical lanes are being replaced by self-service devices. SCO becoming increasingly ¾ Expected SCO revenue mix for 2022: EMEA 80%, APAC 5%, and Americas 15% prevalent as a result of labor shortages and wage inflation (automated customer ¾ Expected 15-20% annual revenue growth from 2022 – 2024 journeys) ¾ The Company is well entrenched in the European market (#2 SCO provider in Europe) with attractive opportunity to grow alongside customers in new markets (e.g. North America) where DN has very little penetration Note: Represents factory shipments – will not directly reconcile to revenue / invoice units as certain units will not be recognized as 21 PRIVILEGED AND CONFIDENTIAL revenue given logistics / customer lead times in a given period Sources: 2021 RBR Global EPOS and Self-Checkout

EPOS Business Drivers DN’s EPOS Shipments (2018-2024) (in thousands) 0.5% 150 144 132 134 134 127 124 2018A 2019A 2020A 2021A 2022F 2023SP 2024SP Market Drivers DN Business Growth Drivers ¾ Store transformation initiatives and adoption of ePOS technology by smaller retailers ¾ Shipped 2021: ~132,000 units continues to underpin high ePOS replacement volumes ¾ Forecasted shipments 2022: ~127,000 units, or ~3.8% YoY decline due to supply ¾ High degree of industry consolidation – top 5 providers represent ~50% of annual global chain challenges and material availability shipments ¾ Unit Economics - products: average configuration price / unit ¾ Market shares are generally equally distributed across three major verticals: Grocery, ¾ Unit Economics - services: average annual service contract value , with a General Merchandise and Hospitality; as well as across three regions APAC, AMS, typical service attach rate >30% and a service contract renewal >95% EMEA ¾ Expected EPOS revenue mix for 2022: EMEA 80%, APAC 13%, and Americas 7% ¾ Recently introduced modular A-series – fully integrated POS solution ¾ EPOS market assumed to be relatively flat over the projection period (<1% growth) Note: Represents factory shipments – will not directly reconcile to revenue / invoice units as certain units will not be recognized as 22 PRIVILEGED AND CONFIDENTIAL revenue given logistics / customer lead times in a given period Sources: 2021 RBR Global EPOS and Self-Checkout

Drive Growth Via Clear Go-to-Market, Standardized Managed Service Portfolio



1
2
DN AllConnect Services^{SM} for Retail
Managed EPOS
Managed Self-Service
Managed Mobility
Managed Store Infrastructure
Implementation Services
Maintenance Services
Support Services
Operations Services
Application Services
3

1 Managed Self-Service

- Leverage Self-Service growth dynamics
- Transform existing SCO maintenance contracts into MS
- Promote Managed Self Service bundled with DN Series SCO

2 Managed Mobility Service

- Leverage DN agnostic mobility platform to manage mobile devices used in consumer & staff journeys
- Focused approach on targeted Global & Key Accounts in EMEA and APAC

3 MS 'Horizontal' Expansion

- Generate significant MS business within 2-3 years
- Develop deep understanding of current global operation structure of the customer and identify areas for improvement
- Dedicated sales team capable to sell strategically to Lighthouse accounts at CxO level
- Focus on selected existing accounts (5) primarily in UK and Germany

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PRIVILEGED AND CONFIDENTIAL

Vynamic: Enabling Connected Commerce

Vynamic Highlights

- End-to-end business applications covering front- and back office needs
- Unique business services, driving consistent shopping experiences
- An open connectivity platform between touch points and applications
- Set of flexible and high-performance solutions designed for customer centric retailing
- Mobile / digital capabilities are evolving rapidly to keep pace with changing customer and consumer demands

CHECKOUT SOFTWARE

	VYNAMIC CONNECTION POINTS World leading touch point application software	**VYNAMIC TRANSACTION ENGINE** Automation tools to converge channels	**VYNAMIC OPERATIONS** End-to-end store operations management
GENERAL RETAIL	**Vynamic Checkout** Retail POS software incl. localization packages	**Vynamic Retail Services** Software integration and checkout business logic publishing services	**Vynamic Store Operations** Store and central solution operation applications for general retail
SELF SERVICE	**Vynamic SCO SW** **Vynamic PSS SW**		**Vynamic Cash Management**
FUEL & CONVENIENCE	**Vynamic Checkout FCx** Fuel and convenience POS Software	**FCx Payment Services** Services for handling credit, debit, specialty and fleet cards for FCI	**Vynamic FCx Operations** FCI business related backoffice and headoffice application offering

CONSUMER CENTRICITY

VYNAMIC CONSUMER ENGAGEMENT
Consumer rewards and Loyalty

Vynamic Engage – Loyalty

Native cloud supporting offering providing business services for managing customer loyalty strategies across consumer journeys

Vynamic Engage – Promotions

Cloud and in-store deployment supporting services for managing and executing instant consumer reward and cross channel promotion strategies

Vynamic Engage – Voucher Management

Cloud supporting services for managing and handling of digital vouchers, coupons and gift cards across all channels

24

PRIVILEGED AND CONFIDENTIAL

Our Customer Base: World’s Top Retailers in All Five Core Segments Serving 16 of the Top 25 retailers Serving the Top 25 European Serving the Top Oil/Fuel Worldwide Retailers and Convenience Retailers Worldwide Currently served at scale by DN Sources: Global Powers of Retailing 2022, Deloitte, ranked by retail revenue 2020 (published April 2022); Global Fortune 500 – The biggest Oil and Gas Client ranking change YoY Companies in the World by Revenue in 2021 (May 2022) 25 PRIVILEGED AND CONFIDENTIAL

Table of Contents Section Company and Industry Overview I Banking Overview IA Retail Overview IB Current Environment & Response II Financial Overview III Appendix IIIA GAAP Reconciliation IIIB PRIVILEGED AND CONFIDENTIAL

Diversified Manufacturing and Supply Chain Network


North Canton
Paderborn
Asia JV
Singapore
Manaus
Product manufacturing

ATM Shipment Units

	2021A	2022F
Paderborn	32,618	29,811
Asia JV	10,195	12,021
North Canton	2,047	5,124
Manaus	7,110	6,344
	51,970[1]	**53,300**[2]

SCO & POS Shipment Units

	2021A		2022F	
	SCO	POS	SCO	POS
Paderborn	21,268	113,158	25,739	110,800
Singapore	-	18,128	-	15,600
North Canton	-	-	-	600
Manaus	165	-	261	-
	21,433	**131,286**	**26,000**	**127,000**

- The supply chain delays experienced since the second half of 2021 have increased our cycle time from order to installation/revenue recognition from approximately 90 days historically, to approximately 200 days currently
  - Unfavorable impacts resulting from sourcing of component parts from China, into Germany for manufacturing
  - Additional time needed to get finished products from Germany to the Americas
- To mitigate these impacts, we are expanding capacity at our Ohio facility to complete products in closer proximity to our customers in the Americas region
- Additionally, we are pursuing ways to optimize our sourcing/procurement processes to be as efficient as possible

Note: Plant shipment units might not reconcile directly with total shipment units
1. Excludes certain non-billable units, total ATM shipments ~55k in 2021; does not account for de minimus units produced elsewhere
2. Annual shipment units differ from invoice units, projected 2022 production units as of August 31, 2022; does not account for de minimus units produced elsewhere

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PRIVILEGED AND CONFIDENTIAL

Diversified Manufacturing and Supply Chain Network (Cont'd)

- DN's highly centralized manufacturing supply chain has faced significant disruptions the past 12-18 months, which has drastically impacted our ability to produce and deliver products
  - Production days (on average) have increased from normalized state ~60 days to ~100 in 2022
    - Difficulty sourcing products / components
    - Supplier delays / recommits
    - Over indexed to APAC suppliers
- In the near-term, we believe there is an opportunity to improve production cycle by optimizing sourcing and from overall macro normalization
  - Source more components locally
  - Smart configurations
  - Vendor optimization
  - Normalization inbound logistics
- Over the intermediate term, we are exploring decentralizing our production footprint in favor of a more regional approach
  - EMEA: Demand fulfilled Paderborn
  - APAC: Demand filled by APAC JV
  - US: North Canton facility to support demand in US market
  - Manaus: Support Brazil
  - India: Re-entry to country with contract manufacturing, opportunity to test outsourced model for possible future expansion
- Regional manufacturing addressing local demand will allow us to drastically reduce logistics time lines which could bring lead times down to 90-120 days by utilizing a mix of existing and contract manufacturing facilities

Supply Chain Flow Chart



Order Time
Production Cycle
Transit Time
Near-term Focus Area

Production Cycle / Lead Time (in Days)



120
80
40
0
63
74
101
60-75
60
2020
2021
2022
2023
2024
Freight Time
4 weeks
8-12 weeks
30 days[1]
Total Lead Time
~90 days
180-220 days
90 days

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PRIVILEGED AND CONFIDENTIAL

1. Assumes localization of production and supply chain

Backlog

($ in millions)

- Given the supply chain headwinds effecting DN's ability to deliver, the backlog has increased to the largest level since the Diebold / Wincor combination – ~$1.4B at 2Q22
- Our Banking and Retail solutions continue to garner strong demand in the market, as evidenced by growing order entry (OE) and backlog trends (1.5x / 1.4x book to bill ratio 1Q22 / 2Q22)
- For the year to date, results have been significantly impacted by intrinsic and extrinsic supply chain and inflationary pressures, which has consequently impacted our ability to deliver our solutions to market despite a strong demand backdrop
- Backlog is expected to peak at $1.4B in 3Q and subsequently work its way down in 4Q22 given strong elevated expectations
- We are expecting to cross into 2023 with $1.3B of backlog – positioning well for 1H23, particularly as the supply chain landscape improves / normalizes
- As it stands, 2022 Product revenue is fully sold-in – all incremental order entry will benefit 2023+

Scheduled Backlog to YTG 2022 Total Revenue



$631
($1)
$630
Scheduled Backlog
Sell-in
Total YTG Product Revenue

2023SP Backlog to Total Revenue



$770
$547[3]
$345
$1,662
Residual Backlog[2]
4Q22 Order Entry
Required Sell-in
Total 2023 Product Revenue

2022 Backlog

	1Q22	2Q22	3Q22	4Q22
Product Order Entry	$439	$466[1]	$330	$405
Product Revenue	301	321	303	490
Total Backlog	**$1,235**	**$1,372**	**$1,400**	**$1,315**

Product revenue backlog is inclusive of both (1) hardware revenue and (2) associated software license revenue

Book-to-Bill Ratio



1.2x
1.1x
1.1x
1.0x
0.9x
1.5x
1.1x
0.9x
1.5x
1.4x
1.1x
0.8x
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22

1. Excludes $8M backlog revision
2. Ending backlog as of 8/31/2022 less remaining 2022 scheduled backlog
3. Assumes all residual 3Q22 and 4Q22 order entry converts to revenue by year-end 2023

28

PRIVILEGED AND CONFIDENTIAL

Inflation, Pricing, and Savings Overview

($ in millions)



2022F
($231)
$56
$55
$70
($50)
Inflation
Pricing
Continuous Impr. Savings[1]
Incremental Savings
Net Inflation
2023SP
($23)
$49
$35
$99
$160
Inflation
Pricing
Continuous Impr. Savings[1]
Incremental Savings
Net Inflation
2024SP
($37)
$58
$25
$25
$72
Inflation
Pricing
Continuous Impr. Savings[1]
Incremental Savings
Net Inflation

- **2022 results have been heavily influenced by a surplus of inflation, which has exceeded our Annual Operating Plan expectations by a large margin**
  - Our current Forecast contemplates approximately $231M of incremental inflation versus 2021
  - Pricing is currently tracking at 1.5% YTD, which is in line with our three-year forecast of ~1.5% pricing annually
- **Given the magnitude of inflation we're experiencing due to supply chain headwinds, we have struggled to fully pass through to our customers, which has resulted in a surplus of unbilled inflation in 2022**
  - DN is likely facing more inflationary pressure than peers given our fractured supply chain and reliance on premium freight, spot-buys, etc. to meet customer / production deadlines
  - This is expected to result in $175M of unbillable inflation in FY22, which we expect to largely offset throughout the model period via a mix of savings and pricing
    - Continuous improvement: DN's Operational Road to Excellence and DN Series margin / cost benefit
    - Incremental Savings: Operational efficiencies from DN's recently announced savings program
- **Going forward, our expectation is to offset all direct material / cost inflation via price increases**
  - Via a combination of pricing and savings – and modest inflation normalization assumptions – we expect a $160M and $72M net inflation benefit in 2023 / 2024, respectively

1. Continuous improvement savings consist of DN's Operational Road to Excellence Service improvement program and DN Series cost / margin benefit program

29
PRIVILEGED AND CONFIDENTIAL

Enhanced Operating Model More customer centric, through a simpler model – at a lower cost – to drive growth across our core businesses. Industry Teams – Retail and Banking Technology Delivery Enablement 30 PRIVILEGED AND CONFIDENTIAL

New Organizational Model: Savings Overview

($ in millions)

Savings Overview and Goals

- **$150M+ P&L Savings**
  - **~$70M Indirect Spend, Contractor, and Purchased Labor:** enhanced procurement discipline (bid out large contracts), address process inefficiencies, cut non-value add spend
    - Timeline: ~8% in 2022, ~58% in 2023[1], and ~34% in 2024
    - Total Opex indirect spend in 2021 was ~$350M
  - **~$120M Direct Headcount:** Collapsing management structures, removing organizational "matrix", driving integration of disparate business functions
    - Timeline: ~53% in 2022 and ~47% in 2023
- Focus on driving customer centricity, removing internal complexity and duplication of activities
- Shift Banking and Retail into a two divisional structure with clear P&L ownership to speed up decision making and increase accountability
- Residual Corporate function will consist of enablement functions supporting the business and will be run for efficiency
- Consolidate leadership team across levels, remove redundancies and roles that are too broad
- To date, we are in the process of executing on ~$170M of savings with line of sight into nearly $200M of savings[2]

Project Lego Direct Headcount Savings Schedule

	Q1'22	Q2'22	Q3'22	Q4'22	FY22	FY23	FY24	Total
Non-GAAP P&L Savings								
Transition Cost Adjustment[3]	$ -	$12	$15	$11	(A) $38	$8	$ -	$46[4]
Cash Savings	-	-	10	18	28	(B) 49	-	77
Total New Non-GAAP P&L Savings	**$ -**	**$12**	**$25**	**$29**	**$66**	**$56**	**$ -**	**$122[5]**
Actual Cash Savings						(A) + (B)		
Incremental Cash Savings	-	-	10	18	28	87	8	122
Actual Cumulative Run-Rate Cash Savings					**$28**	**$115**	**$122**	**$122**
Severance								
Accrued Severance Costs	$ -	$55	$19	$17	$91	$ -		$91[4]
Cash Paid out for Severance	-	-	(10)	(13)	(23)	(68)		(91)

Transition cost adjustments are added back to Adj. EBITDA for covenant purposes

To date, the Company has identified ~$107M of direct headcount run-rate savings, and expect another $15M of direct headcount savings to be identified

31

PRIVILEGED AND CONFIDENTIAL

1. Includes $20M of transformation expense in the Company's indirect spend savings in 2023
2. The Company has modeled-in ~$195M in cost savings associated with project Lego, $122M of which are sourced from direct headcount savings
3. Represents payroll costs for exiting employees who are transitioning their responsibilities and have not yet left the organization
4. Total cash paid out for transition ($46M) and severance costs ($91M) above is equal to $137M and is built into the company's operating model
5. Represents total P&L savings from HC excluding incentive compensation; reconciles to $135M HC savings ($120M identified, $15M to be identified in 2023)

Core Business Growth Drivers Core Products Services 1 Growth ▪ Leverage DN Series cost advantage and ▪ cBase accelerator program – leverage DN competitive differentiation to: Series to grow installed base • Grow into new markets • Focus on highest yielding markets 1-2% Global • Grow market share with new and existing ▪ Further recycler penetration – particularly Banking clients within the Americas (on average 50% higher rev / unit versus dispenser) ▪ Favorable mix shift from cash dispensors to recyclers▪ Conversion of PRS base to additional Managed Services offerings ▪ Terminal software migration ▪ Capitalize on secular self-service tailwinds ▪ Expand SCO installed base – 95% Services (additional SCO penetration / conversion lanes) attach rate ▪ Continue to grow market share and add new ▪ As relative complexity / dependence of device Global logos grows (EPOS → SCO) – shift towards availability mindset resulting in enhanced ▪ Grow our presence in North America with key Retail 3-5% attach of Managed Services customers (e.g. Aldi) ▪ Electric vehicle charging / service adjacencies ▪ Next Gen Retail Software 1. Reflects “Core” business growth excluding 2022 unit roll-over into 2023 32 PRIVILEGED AND CONFIDENTIAL

Table of Contents Section Company and Industry Overview I Banking Overview IA Retail Overview IB Current Environment & Response II Financial Overview III Appendix IIIA GAAP Reconciliation IIIB PRIVILEGED AND CONFIDENTIAL

3-Year Model – Summary P&L ($ in millions) Over the 3-year strategic planning period, we expect revenue to scale to ~$4.0B and Adjusted EBITDA to expand to $540M (~520 bps margin improvement vs. 2022F) 1 2 Summary P&L 2022F 2023SP 2024SP 2021A 2021A PF Commentary Services $ 2,304 $ 2,117 $ 2,085 $ 2,194 $ 2,257 Total Revenue – Adjusted for currency, assets held for sale, and divestitures, 2022F % Change (1.5%) 5.3% 2.9% Product 1,602 1 ,433 1,415 1 ,662 1 ,715 is expected to decline ~1%, largely driven by product declines in Eurasia Banking % Change (1.3%) 17.5% 3.2% and terminated services contracts, which is slightly offset by price increases and Total Revenue $ 3,905 $ 3,550 $ 3,500 $ 3,857 $ 3,973 growth in AMS banking. Over the Strategic Planning period, revenue is expected to % Change (1.4%) 10.2% 3.0% grow approximately 3 – 5% annually (adjusted for 2022 rollover), which is driven by Services $743 $677 $649 $699 $735 pricing, steady ATM / EPOS shipments, increased SCO penetration, favorable mix % Change (4.2%) 7.7% 5.1% shifts, and modest Electric Vehicle penetration assumptions Product 325 291 222 331 366 % Change (23.6%) 48.8% 10.8% Gross Profit / Margin – 2022F assumes ~240bps of gross margin compression, Total Gross Profit $ 1,068 $ 968 $ 871 $ 1,030 $ 1,101 % Change (10.0%) 18.2% 6.9% which is largely a function of pricing and savings initiatives being more than offset by Services 32.3% 32.0% 31.1% 31.9% 32.5% elevated Product, Service, and wage inflation. Over the Strategic Planning period, we Product 20.3% 20.3% 15.7% 19.9% 21.4% are expecting gross margins to rebound from the 2022F trough and expand ~40bps Total Gross Margin 27.4% 27.3% 24.9% 26.7% 27.7% in relation to 2021PF, which is largely a function of narrowing the gap between pricing SG&A $609 $549 $538 $531 $534 and inflation, savings initiatives, and modest inflation normalization assumptions % Revenue 15.6% 15.5% 15.4% 13.8% 13.4% R&D 126 112 109 100 96 SG&A and R&D expenses – Over the Strategic Planning period, SG&A is expected % Revenue 3.2% 3.2% 3.1% 2.6% 2.4% to decline ~210bps as a percentage of revenue (vs. 2021 PF), which is a function of Operating Profit $ 333 $ 306 $ 224 $ 399 $ 472 indirect spend and headcount efficiencies offsetting expected inflation and certain % Change (27.0%) 78.3% 18.4% % Revenue 8.5% 8.6% 6.4% 10.3% 11.9% investments. R&D is expected to trend downward ~80bps as a percentage of revenue over the Strategic Planning period as we optimize spend and investment Adjusted EBITDA $ 416 $ 385 $ 293 $ 470 $ 540 % Change (23.9%) 60.6% 14.7% levels % Revenue 10.7% 10.8% 8.4% 12.2% 13.6% Adjusted EBITDA – Expected to contract 240bps in 2022F from 2021PF as a percentage of revenue – ultimately increasing to 13.6% (or $540M) in 2024 1. Non-GAAP; 2021A data from earnings release - refer to pages 54 and 56 for reconciliation of GAAP to non-GAAP results 33 PRIVILEGED AND CONFIDENTIAL 2. Adjusted for currency, divestitures, and assets held for sale

2022F Financial Overview

($ in millions)

Revenue



$3,905
($132)
($223)
$3,550
$56
($93)
$ -
($14)
$3,500
-1%
2021A
Divestitures
Fx [1]
2021 PF
Pricing
Banking
Retail
Other
2022F

Non-GAAP Gross Profit

GM: 27.4%

GM: 24.9%



$1,068
($29)
($71)
$968
($205)
$15
$56
($36)
$73
$871
2021A
Divestitures
Fx [1]
2021 PF
Inflation
AIP
Pricing
Organic Growth
Savings & Other
2022F

Revenue

- **2022F revenue** is modeled to be ~$3.5B, which net of FX, assets held for sale, and divestitures, reflects ~1% decline over the prior year

  FX: At current rates, FX is modeled to have an unfavorable impact of ~$223M on results versus the prior year period (Pro Forma) – most notably due to the Euro and GBP

  Divestitures: ~$132M – assets held for sale[2], Russia / Ukraine, RVS, Prosystems, Asia Electronic Security, TPOMM

  Banking: Despite significant supply chain headwinds, Global Banking is modeled to decline ~2% including pricing, net of FX and divestitures y/y (+5% AMS / -10% Eurasia) - largely driven by continued supply chain challenges and materials availability. Assumes 52k ATM units in 2022

  Retail: Adjusted for currency and divestitures, Retail is modeled to grow ~1% (including pricing), which is a function of strong SCO and EPOS growth, largely offset by supply chain headwinds. Figures assume 25k SCO and 127k EPOS units in 2022

Gross Profit

- **2022F gross profit** is modeled to be $871M, which is $97M lower than the prior year, adjusted for FX and divestitures

  Inflation: Raw material, wage, and unabsorbed infrastructure costs collectively pressure $205M

  Pricing: Modeled to be ~$56M, which falls short of inflation, resulting in significant margin compression – particularly as it relates to Products

  Organic Growth: Segment gross profit is expected to be down $36M y/y, which is largely a function of revenue drop from supply chain headwinds and unfavorable revenue mix (lower service revenue)

  Savings: ~$13M of COGS headcount savings from new savings initiatives and ~$60M in continuous improvement and other initiative savings

Note: 2021A figures are non-GAAP - refer to pages 54 for reconciliation of GAAP to non-GAAP results
1. As of September 2022
2. Non-core European business held for sale

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PRIVILEGED AND CONFIDENTIAL

2023SP Financial Overview

($ in millions)

Revenue



$3,500
($12)
$49
$211
$109
$3,857
2022F
Divestitures
Pricing
Banking
Retail
2023SP

	Services	Product
2022F	$2,085	$1,415
(-) Divestitures	(5)	(6)
(+) Pricing	31	18
(+) Banking	41	169
(+) Retail	42	67
2023SP	**$2,194**	**$1,662**

Revenue

- **2023SP revenue** is modeled to be ~$3.86B, reflecting 10.2% growth over the prior year
  - **Pricing:** Assuming a ~1.4% lift from pricing in 2023, which is driven by Services pricing increase of ~1.5% and Product increase of 1.3%
  - **Banking:** Reflects ~10% growth, which assumes 60k ATM units. Service revenue is expected to be driven by steady cBase growth, Managed Services growth and mix
  - **Retail:** Reflects ~12% growth, which is largely driven by increased SCO penetration (35k units) and related rates (PRS / MS), Retail software, as well as modest EVC penetration. EPOS volume expected to grow to 134k units as 2022 volumes shift to 2023

Gross Profit



$871
($2)
($7)
($23)
$49
$106
$36
$1,030
2022F
Divestitures
Inflation
AIP
Pricing
Organic Growth
Savings & Other
2023SP

Gross Profit

- **2023SP gross profit** is modeled to be $1.03B, which is $159M higher than the prior year
  - **Inflation:** We expect that wage inflation will continue to have a negative impact on the business in 2023. Raw material pressures are expected to continue in-line with broader market inflation; however, we expect some modest easing / improvement in spot buys, chips and premium freight in 2023
  - **Pricing:** Going forward, we assume that pricing will cover direct material cost increases (COGS) and narrow the inflation gap
  - **Savings:** Continuous improvement efficiencies will be the primary COGS savings contributor in 2023 – approximately $35M; further, we are modeling an incremental ~$11M of COGS savings in 2023 in connection with the recently announced cost program

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PRIVILEGED AND CONFIDENTIAL

2024SP Financial Overview

($ in millions)

Revenue



$3,857
$58
$13
$45
$3,973
2023SP
Pricing
Banking
Retail
2024SP

	Services	Product
2023SP	$2,194	$1,662
(+) Pricing	38	20
(+) Banking	(2)	15
(+) Retail	27	18
2024SP	**$2,257**	**$1,715**

Gross Profit



$1,030
($24)
$58
$14
$23
$1,101
2023SP
Inflation
Pricing
Organic Growth
Savings / Mix
2024SP

Revenue

- **2024SP revenue** is modeled to be $3.97B, reflecting 3% growth over the prior year
  - **Pricing:** Assuming a ~1.5% lift from pricing in 2024, which is largely driven by Services pricing increases of ~1.8% and produce pricing increase of ~1.2%
  - **Banking:** Reflects low single digit Banking growth (~2%), which implies approximately 63k ATM units and flattish cBase; services revenue growth largely a function of mix and Managed Services
  - **Retail:** Reflects continued SCO penetration and related attach (~40k units), growth in Retail Software, flattish EPOS (~134k units) and modest penetration servicing the EV charging market

Gross Profit

- **2024SP gross profit** is modeled to be $1.10B, which is $71M higher than the prior year
  - **Inflation:** We expect that wage inflation will continue to have a negative impact on the business through 2024. Raw material pressures are expected to continue in-line with broader inflation; however, we expect spot buys, chips and premium freight pressures will continue to subside in 2024
  - **Pricing:** Going forward, we assume that pricing will cover direct material cost increases (COGS)
  - **Savings:** Continuous operational improvement will be the primary COGS savings contributor in 2024 – approximately $25M; further, we are modeling ~$3M of COGS savings in 2024 in connection with the project Lego cost program

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3-Year Free Cash Flow

($ in millions)

	Q1 2022A	Q2 2022A	Q3 2022F	Q4 2022F	Q1 2023SP	Q2 2023SP	Q3 2023SP	Q4 2023SP	2022F	2023SP	2024SP
Adjusted EBITDA	**$ 15**	**$ 71**	**$ 74**	**$ 133**	**$ 102**	**$ 112**	**$ 117**	**$ 139**	**$ 293**	**$ 470**	**$ 540**
(+/-) Changes in Working Capital [3]	(84)	(36)	(87)	72	14	(92)	(60)	106	(135)	(32)	(2)
(-) Cash Income Tax Payments	(18)	(11)	(10)	(10)	(19)	(11)	(10)	(10)	(50)	(50)	(70)
(-) Pension	(22)	13	(3)	(5)	(20)	13	(3)	(5)	(18)	(15)	(15)
(-) Other	(54)	(82)	(66)	(81)	(53)	(28)	11	36	(282)	(33)	(10)
Adjusted Unlevered Operating Cash Flow [1]	**(163)**	**(45)**	**(92)**	**109**	**24**	**(6)**	**55**	**267**	**(192)**	**341**	**443**
(-) Capital Expenditures [2]	(12)	(15)	(11)	(13)	(13)	(13)	(13)	(13)	(51)	(50)	(50)
Unlevered Free Cash Flow	**$ (175)**	**$ (60)**	**$ (103)**	**$ 96**	**$ 12**	**$ (18)**	**$ 43**	**$ 254**	**$ (243)**	**$ 291**	**$ 393**
Unlevered Free Cash Flow Conversion	*-1167%*	*-85%*	*-139%*	*72%*	*11%*	*-16%*	*37%*	*182%*	*-83%*	*62%*	*73%*
Memo:											
Changes in Working Capital: [3]											
Accounts Receivable (net of Deferred Revenue)	89	(69)	21	(38)	47	(64)	(51)	65	3	(2)	(0)
Inventory	(83)	(90)	(9)	160	(59)	(25)	(4)	46	(22)	(42)	7
Accounts Payable	(90)	123	(99)	(50)	26	(3)	(5)	(5)	(116)	13	(8)
Other:											
Cash Restructuring / Transformation	(12)	(16)	(33)	(28)	(39)	(39)	-	-	(90)	(78)	-
AIP	(14)	(21)	-	-	14	14	14	14	(35)	55	-
Other	(28)	(45) [4]	(33)	(53) [5]	(28)	(3)	(3)	23	(157) [6]	(10)	(10)

Key Assumptions / Drivers

- EBITDA per P&L bridges
- Working capital normalization and efficiencies:
  - DSO seasonal trends of ~60 days in Q1 & Q2, increasing to ~64 days in Q3, then decreasing to seasonal low of ~50 days by year end
  - Paydown of AP to reach normalized DPO of ~83 days by the end of 2023 and carried forward to 2024
  - Finished goods DIO reaching seasonal low of ~45 days by the end of 2023, and normalization of raw material/manufacturing inventory levels
- Restructuring and transformation payments of ~$90M in 2022 and ~$78M in 2023
- AIP has the following impacts:
  - 2022F includes the 2021 payout of ~$35M while 2022 AIP is being accrued at zero
  - 2023SP includes no 2022 payout, with 2023 being accrued at target of ~$55M
- Capital expenditure levels normalizing to $50M
  - ~$25M of maintenance / growth and ~$25M of capitalized R&D (software development)

1. Represents GAAP cash flow from operations, plus cash interest, adjusted for changes in cash of assets held for sale, the use of cash for M&A activities, the use of cash for the legal settlement for impaired cloud implementation costs and the use/proceeds of cash for the settlement of foreign exchange derivative instruments
2. Represents GAAP capital expenditures, plus capitalized R&D software, plus capitalized cloud implementation costs which are classified as GAAP operating cash outflows
3. Reflects GAAP cash flow, with certain adjustments to reflect the timing of payments pertaining to restructuring and non-routine expenses which management has excluded from its non-GAAP results, as reconciled in the Company's Quarterly Earnings Releases
4. Includes non-GAAP EBITDA adjustment cash ($18M), deferred cost build ($7M), indirect tax payments ($7M), amongst other things
5. Reflects $62M financing fees, partially offset by indirect tax refund timing ($25M), amongst other things
6. Includes cash flows related to financing fees ($62M), non-GAAP EBITDA adjustment cash ($36M), LTIP payouts ($15M), deferred cost build ($10M), indirect tax payments ($7M), amongst other items

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Note: Refer to page 56 and 60 for Adj. EBITDA and Unlevered FCF GAAP to Non-GAAP reconciliations. Figures exclude assets held for sale. Differences may exist due to rounding

Forecasted Available Liquidity

($ in millions)

We will diligently manage net working capital through 2022 and in the projected period to maintain sufficient liquidity

Key Assumptions / Drivers

- Forecast assumes refinancing that provides $284M of cash to the balance sheet during Q4 2022, including estimated impact from changes to revolver structure[1] and estimated transaction fees of [$62M]
- Global cash and availability is defined as (1) cash, cash equivalents and short-term investments, plus (2) revolving credit facility availability. The company estimates it will maintain ~$125M of unusable cash at international locations that do not participate in our in-house bank, and has a cost to repatriate
  - Revolving credit facility availability reflects amount drawn, as well as outstanding letters of credit
- Annual cash interest forecasted to increase from ~$180M to ~$210M following the transaction

Forecasted Global Cash & Availability



$800
$600
$400
$200
$ -
$655
$707
$437
$335
$166
$399
$334
$286
$249
$401
$570
2020A
2021A
22Q1A
22Q2A
22Q3F
22Q4F
23Q1F
23Q2F
23Q3F
23Q4F
2024F
$125M
Restricted Cash & Local WC Balances

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1. Assumes existing $330M Revolver is replaced with an ABL facility of [$250M] with a [12.5%] covenant blocker which results in a net ($111M) reduction in borrowing capacity. See page 41 for additional detail

Table of Contents Section Company and Industry Overview I Banking Overview IA Retail Overview IB Current Environment & Response II Financial Overview III Appendix IIIA GAAP Reconciliation IIIB PRIVILEGED AND CONFIDENTIAL

Product Inflation Schedule ($ in millions) Inflation Related Costs - 2021 vs. 2020 Baseline Inflation Related Costs - 2022 vs. 2020 Baseline ($ in millions) 1Q'21 2Q'21 3Q'21 4Q'21 2021 1Q'22 2Q'22 3Q'22 4Q'22 2022 Product Revenue $345 $338 $376 $455 $1,514 $289 $308 $286 $464 $1,347 Outbound Freight 1.2 1.1 5.7 4.9 12.9 7.4 9.8 6.6 2.2 25.9 Inbound Freight 2.3 4.2 7.6 6.8 20.9 5.3 7.2 4.5 2.3 19.4 Logistics Costs $3.6 $5.2 $13.3 $11.8 $33.9 $12.7 $17.0 $11.0 $4.5 $45.3 Chips - - - 3.5 3.5 5.8 5.7 6.9 12.2 30.6 Spot Buys - - 0.6 5.2 5.8 8.7 3.9 6.7 4.2 23.4 MPV - - - - - 3.7 5.8 4.2 1.6 15.3 Materials Costs $ - $ - $0.6 $8.7 $9.3 $18.2 $15.4 $17.8 $18.0 $69.3 Product OSF Inflation $3.6 $5.2 $13.9 $20.4 $43.2 $30.9 $32.4 $28.8 $22.5 $114.6 Inflation Rate 3.7% 4.5% 2.9% 10.7% 10.5% 10.1% 4.8% 8.5% Standard Cost Increase (1/1) $8.5 $8.9 $10.0 $8.1 $35.4 Inflation w/ Standard Cost Adjustment $150.1 Note: 2021A and 2022A product revenue figures are non-GAAP – refer to page 62 for reconciliation of GAAP to non-GAAP results 39 PRIVILEGED AND CONFIDENTIAL

2021A Free Cash Flow

($ in millions)

	Q1'21	Q2'21	Q3'21	Q4'21	FY'21
Non-GAAP Adjusted EBITDA	**$100**	**$86**	**$103**	**$126**	**$415**
(+/-) Changes Working Capital[3]	4	(115)	(131)	345	103
(-) Cash Income Tax Payments	(10)	(8)	(12)	(13)	(42)
(-) Pension	(16)	14	(3)	(7)	(13)
(-) Other	(79)	(3)	(28)	3	(107)
Adjusted Unlevered Operating Cash Flow[1]	**($0)**	**($26)**	**($70)**	**$454**	**$356**
(-) Capital Expenditures[2]	(10)	(26)	(26)	(19)	(80)
Unlevered Free Cash Flow	**($10)**	**($52)**	**($96)**	**$435**	**$276**
Memo:					
Changes in Working Capital:[3]					
Accounts Receivable (net of Deferred Revenue)	31	(83)	(95)	145	(2)
Inventory	(60)	(36)	(54)	61	(90)
Accounts Payable	33	4	19	139	195
Other:					
Cash Restructuring / Transformation	(14)	(13)	(8)	(15)	(50)
AIP[4]	(28)	9	1	3	(16)
Other	(37)	1	(21)	15	(42)

Note: Figures are non-GAAP – refer to page 60 for reconciliation of GAAP to non-GAAP results; differences may exist due to rounding
Source: Quarterly earnings releases

1. Represents GAAP cash flow from operations, plus cash interest, adjusted for changes in cash of assets held for sale, the use of cash for M&A activities and the use/proceeds of cash for the settlement of foreign exchange derivative instruments
2. Represents GAAP capital expenditures, plus capitalized R&D software, plus capitalized cloud implementation costs which are classified as GAAP operating cash outflows
3. Reflects GAAP cash flow, with certain adjustments to reflect the timing of payments pertaining to restructuring and non-routine expenses which management has excluded from its non-GAAP results, as reconciled in the Company's Quarterly Earnings Releases
4. Adjustment for a $50M annual incentive plan payout in 2021, while only having accrued $34.5M during the year

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Snapshot of Liquidity Sizing

($ in millions)

Bridging from Q2 2022 to the low point of the liquidity forecast observed in Q3 2023, the Company anticipates a financing need of $213M, including fees



$335
($153)
$244[1]
($255)
($31)
($62)
($180)
($111)
($213)
6/30/22 Global Cash & Availability
NWC Normalization & Cycle
A
Unlevered FCF (ex. Changes in WC)
A
Principal & Interest (Existing)
B
Interest (Incremental)
C
Transaction Fees
D
Minimum Global Cash
E
Change in Revolver Structure
F
Incremental Financing Need

- (A) Represents Unlevered FCF during the 5 quarters ended Q3 2023[1,2]. Working capital normalization includes paydown of AP and inventory improvement
- (B) Cash payments for existing principal and interest obligations during the 5 quarters ended Q3 2023
- (C) Reflects estimated incremental cash interest incurred from a financing transaction during the 5 quarters ended Q3 2023
- (D) Estimated transaction fees of [$62M]
- (E) Minimum Global Cash of $180M, including an estimated $125M of restricted cash and local working capital
- (F) Assumes existing $330M Revolver is replaced with an ABL facility of [$250M] with a [12.5%] covenant blocker

1. $244M of Unlevered FCF (ex. Changes in WC) during the 5 quarters ended Q3 2023 excludes estimated transaction fees of [$62M]
2. See page 37 for quarterly detail

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Collateral Package Overview Entity Collateral Summary • Guarantors / Loan Parties: 7 entities holding an estimated 28% - 31% of Diebold’s assets • 100% Equity Pledge: 8 entities holding an estimated 31% - 34% of Diebold’s assets • 65% Equity Pledge: 11 entities holding an estimated 9% - 11% of Diebold’s assets • Unpledged Non-Guarantors: 116 entities holding an estimated 43% - 47% of Diebold’s assets • Of these unpledged non-guarantor entities, 88 entities holding an estimated 36% - 38% of assets roll up to a parent entity that is 100% pledged and 24 entities holding 7% - 9% of assets roll up to a parent that is 65% pledged Information on this slide is presented as of August 16, 2022 and represents management estimates and is an approximate range based upon implied amounts between December 2021 and June 2022. Actual amounts will vary 42 PRIVILEGED AND CONFIDENTIAL

Simplified Organizational Chart & Key Subsidiaries

($ in thousands)



Legend
Guarantor / Borrower / Issuer
Non-Guarantor designated as Material Subsidiary
100% Pledged
65% Pledged
Diebold Nixdorf, Incorporated [Ohio]
Diebold Nixdorf Global Holdings BV [Netherlands]
a
Diebold Nixdorf Holding Germany GmbH [Germany]
g
Other US Guarantor Subsidiaries
c
Diebold Nixdorf Dutch Holding B.V. [Netherlands]
65% Pledged Subsidiaries
Other Subsidiaries
Other Subsidiaries
e
Diebold Switzerland Holding Company Sarl [Switzerland]
b
Wincor Nixdorf International GmbH [Germany]
Other Foreign Subsidiaries
d
Diebold Self-Service Solutions S.a.r.L [Switzerland]
f
Diebold Nixdorf Deutschland GmbH [Germany]
Other Subsidiaries
Foreign Subsidiaries

- **Diebold Nixdorf Holding Germany GmbH ("DN Holding Germany")** – German holding company is largest subsidiary by assets; non-guarantor with 100% of its equity pledged
- **Diebold Nixdorf Incorporated** – U.S. parent and debt issuer that holds IP rights for the Americas and is the 2nd largest entity by assets
- **Wincor Nixdorf International GmbH** – German entity holds that holds substantially all IP rights for ex-Americas wholly owned by Diebold Nixdorf Holding Germany; non-guarantor & no equity pledge; 3rd largest subsidiary by assets
- **Diebold Self-Service Solutions S.a.r.l.** – Swiss entity that serves as the global cash pool and has significant intercompany balances (as a borrower and lender); revolver borrower under the credit agreement, but foreign obligations are bifurcated such that this entity is only required to repay its own borrowings and it does not provide credit support with respect to domestic obligations (i.e., this entity does not provide a guarantee or pledge collateral)

	Entity	Assets[1]	EBITDA[2]
a	Diebold Nixdorf Holding Germany GmbH	~$1,350,000	~$260
b	WINCOR NIXDORF International GmbH	~940,000	~14,000
c	Diebold Nixdorf Dutch Holding B.V.	~370,000	~(25)
d	Diebold Nixdorf Self-Service Solutions	~300,000	~(950)
e	Diebold Switzerland Holding Company, LLC	~290,000	~60
f	Diebold Nixdorf Deutschland GmbH	~90,000	~88,000
g	Other US Guarantor Subsidiaries	~1,050,000	~(8,500)

Table above does not include all major EBITDA-generating entities; EBTIDA figures represent each entity's standalone amount prior to unallocated restructuring and non-recurring add-backs; all values are approximations and actual amounts may differ materially

Note: This organizational chart has been prepared for illustrative purposes in summary form for purposes of this presentation. This organizational chart does not reflect partial ownership information details.

1. Asset amounts exclude all intercompany eliminations and are as of May 2022
2. Amounts represent 2021 Adj. EBITDA excluding unallocated restructuring and non-recurring add-backs

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Tax Considerations Organization Structure • Diebold Nixdorf, Inc. manages its global operations via a dual principal structure, with DNI owning the Americas IP rights and WNI owning the Rest of the World’s IP rights • Local operations are conducted through distribution subsidiaries and third-party distributors Tax Attributes • Diebold Nixdorf has ~$158M of tax-effected global NOLs, with ~29% in Brazil, ~24% in Germany, ~18% US state NOLs, and the remainder are in countries each with less than 10% of the total tax-effected amount • Additionally, Diebold Nixdorf has ~$312M of 163(j) deferred interest expense in the US, and ~$94M of foreign tax credits in the US • The 163(j) deferred interest expense and foreign tax credits noted above are available to offset the US federal income tax impact of income, subject to limitations Cash Taxes • Based on current forecasts, Diebold Nixdorf does not expect to pay cash taxes for US federal income tax purposes in the near term due to available tax attributes, but expects to pay cash taxes on the earnings of its German principal company, distribution subsidiaries and finance companies • The Company does not expect cash taxes in connection with current refinancing efforts and expects sufficient residual tax attributes post-refinancing and cash taxes as estimated in projections would not be impacted (subject to the final terms of the transaction) • The timing of cash tax payments made by Diebold Nixdorf for US federal income purposes can be impacted by discrete events 44 PRIVILEGED AND CONFIDENTIAL

QTD Consolidated Performance vs. Prior Forecast (Aug-22) non-GAAP

($ in millions)

QTD Financial Performance

	Aug-22 QTD Financials			
Total	**7+5 Fcst**	**Act**	**$ Δ 7+5**	**Δ**
Product OE	**196**	**187**	**(8)**	
Revenue	**499**	**494**	**(5)**	
Services	325	331	**6**	
Products	174	163	**(11)**	
COGS	**375**	**373**	**(2)**	
Services	226	233	**7**	
Products	149	141	**(9)**	
Gross Profit	**123**	**121**	**(3)**	
GM%	**24.7%**	**24.4%**		-33 bps
Services	99	98	**(0)**	
GM%	30.4%	29.6%		-71 bps
Products	25	22	**(2)**	
GM%	14.3%	13.8%		-48 bps
SG&A	**85.6**	**85.9**	**0**	
R&D	**19.7**	**19.4**	**(0)**	
OP	**18**	**15**	**(3)**	
OP%	3.6%	3.1%		-53 bps
Adj. Depr. & Amort.	9	8	**(0)**	
Share Based Comp.	2	2	**0**	
Adjusted EBITDA	**29**	**26**	**(3)**	
EBITDA%	5.8%	5.3%		-53 bps

Summary: Net of FX, order entry was largely flat in the month, due to outperformance in Banking, which was offset by the timing of certain large orders coming through in Retail. August revenue came in $5M below Prior Forecast, which was largely due to Product revenue shifting out due to supply chain headwinds; however, this was partially offset by Services outperformance. Adjusted EBITDA came in $3M below expectations, which was a function of revenue flow through as opex was in-line with expectations

Detailed Overview (vs. 7+5 Forecast)

- Order Entry $8M unfavorable, which is a function of an $8M outperformance in Global Banking and $16M unfavorable variance in Retail (largely due to timing)
    - FX weighed ~$5-$10M on OE in August
- Revenue declined $5M versus the Prior Forecast – Services outperformed expectations by $6M in August (Billed Work and PS); however, this was more than offset by $11M of Products unfavorability as a result of continued supply chain headwinds
- Gross Profit was unfavorable $3M, which was a function of the revenue drop
    - Gross Margins were ~33bps unfavorable at 24.4% versus Prior Forecast
- Opex came in-line with Forecast (both SG&A and R&D)
- OP unfavorable $3M, which is largely a function of gross profit drop-through

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Note: Results exclude non-core held for sale European business and figures are non-GAAP – refer to page 51 for reconciliation of GAAP to non-GAAP results

Savings Summary

- *DN identified $120M of run-rate direct HC savings (FX adjusted) of which $55.0M has already been executed, Indirect Savings work is in flight and well on-track and management teams are working to estimate cost to achieve ("CTA") for HC savings at the employee level*

Direct HC Savings, Gross + Indirect Spend Savings = Total Savings, Gross

All run-rate $M, gross of capitalization



In Progress
Executed
$643
$65
$55
$120
$524
$643
$0
Addressable Baseline
Savings
Proforma Run-Rate

- We are currently on-track to achieve $120M of savings ($123M using July 8 FX rates)
- $55.0M in run-rate HC savings has already been executed to date
- $65.0M in run-rate HC savings is in progress with the majority expected to be executed by the end of FY '22

All run-rate $M



In-Concept
In-Progress
Executed
$350
$20
$25
$25
$69
$281
Addressable Baseline
Savings
Proforma Run-Rate

- Identified ~$70M of potential savings in the pipeline against Indirect Savings target of $50M+
- Large outsourcing contracts have gross savings potential of ~$15-$20M
- Making progress in IT third-party spend with ~$9M of executed savings with additional opportunities to be identified

All run-rate $M, gross of capitalization



In-Concept
In-Progress
Executed
$994
$20
$89
$80
$189
$805
$643
$350
Addressable Baseline
Savings
Proforma Run-Rate

- Total savings are currently at $189M, reflecting substantive progress on headcount / FLC and early-stage progress on Indirect savings
- Total Savings (Identified + Executed) has exceeded our initial $150M + savings target

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Source: HC data as of 9/7/2022 Tracker. Indirect spend by vendor based on May 2022 and FY 2021 Spend Cube

Pricing Example

Below is an example of a customer who purchased a particular model in 2021 pre-price increase and 2022 post price increase.

2021 Orders						2022 Orders				
Quantity	Sell Price per unit (1)	Original List Price	Price Realization (Sell to List Ratio)	Restated List Price after increases (For Baseline comparison purposes) (2)	Restated Price Realization	Quantity	Sell Price per unit (3)	List Price	Price Realization (Sell to List Ratio) (4)	Price Increase (Pricing Index)
4	20,472	25,574	80%	28,131	73%	79	21,320	27,863	77%	105.1%

1) Sold customer 4 units at $20,472 a unit. The List Price for that specific configuration was $25,574 at the time of sale. This yielded an 80% price realization (20,472 / 25,574 = 80%).
2) After increasing list prices by 10%, we restated what the list price for these 2021 orders would have been at the new current pricing and re-measured what that realization (ratio) of sell price to list price was. A 10% increase on $25,574 is $28,131 so at our old selling price we are only realizing 73% of the current list price. This is done so that when we compare these orders to 2022 orders, we have a consistent baseline that is driving off the same list price as our current orders we are measuring.
3) In 2022 we sold this same customer 79 more units of the same model type at $21,320 a unit with a list price of $27,863 for a 77% price realization (21,320 / 27,863 = 77%). The 2022 list price is less than the restated list price for 2021 because the configuration for the 2022 orders was less complex than the 2021 orders. (This is an example of why we chose this method because a pure sell to sell price comparison does not take into consideration these configuration changes).
4) We compare our restated 2021 price realization to our current 2022 order's price realization and the difference is now the isolated pure price increase that we have realized with the customer on the new orders. 77% / 73% = 105.1% or a 5.1% increase.
    1) Had the ratio on the 2022 orders returned to 80% we would have realized a full 10% increase on the price. As it stands in this example, the level of discounting from the list price increased on the 2022 orders, which is why we only realized a 5.1% increase on these products.

Note *- when aggregated and reported company wide these pricing indexes are weighted based on the selling volume.*

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Summary of Germany HoldCo Assets

($ in millions)

#	Germany HoldCo Subsidiaries	July 2022 Assets	% of Total Assets Before Eliminations
1	LE883 - Wincor Nixdorf International GmbH Germany	$914	10.3%
2	LE817 - Diebold Nixdorf Systems GmbH	206	2.3%
3	LE823 - Diebold Nixdorf SAS - France	99	1.1%
4	LE775 - Diebold Nixdorf Deutschland GmbH (1036)	88	1.0%
5	LE824 - Wincor Nixdorf Ltd. UK	75	0.8%
6	LE837 - Diebold Nixdorf S.r.l. - Italy	53	0.6%
7	LE827 - Diebold Nixdorf S.L. - Spain	46	0.5%
8	LE838 - Diebold Nixdorf B.V. - Netherlands	40	0.5%
9	LE832 - Diebold Nixdorf Sp.z.o.o. - Poland	40	0.4%
10	LE807 - Wincor Nixdorf Real Estate GmbH & Co. KG	38	0.4%
11	LE888 - Diebold Nixdorf Global Logistics GmbH	37	0.4%
12	LE828 - Diebold Nixdorf s.r.o. - Czech Republic	34	0.4%
13	LE806 - Wincor Nixdorf Facility GmbH	33	0.4%
14	LE941 - Diebold Nixdorf Singapore Pte. Ltd.	33	0.4%
15	LE930 - Diebold Nixdorf Sdn Bhd. Malaysia	32	0.4%
16	Other Germany HoldCo Subsidiaries	321	3.6%
Germany HoldCo Total		**$2,089**	**23.6%**
Other Non-Guarantor Total		4,215	47.6%
Guarantor Total		2,548	28.8%
Total Before Eliminations		**$8,852**	**100.0%**
(-) Eliminations		(5,741)	
Consolidated Adjusted		**$3,111**	

As of July 2022, Germany HoldCo holds ~23% of pre-elimination assets with total non-guarantors holding ~71% of pre-elimination assets

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Summary of Germany HoldCo Assets

($ in millions)

#	Germany HoldCo Subsidiaries	2021 Revenue	% of Total Revenue	2021 Gross Profit	% of Total Gross Profit
1	LE775 - Diebold Nixdorf Deutschland GmbH (1036)	$491	5.2%	$117	9.9%
2	LE824 - Wincor Nixdorf Ltd. UK	208	2.2%	43	3.6%
3	LE883 - Wincor Nixdorf International GmbH Germany	202	2.1%	114	9.6%
4	LE823 - Diebold Nixdorf SAS - France	200	2.1%	46	3.8%
5	LE837 - Diebold Nixdorf S.r.l. - Italy	114	1.2%	18	1.5%
6	LE825 - Diebold Nixdorf AB - Sweden	87	0.9%	16	1.4%
7	LE832 - Diebold Nixdorf Sp.z.o.o. - Poland	77	0.8%	15	1.2%
8	LE827 - Diebold Nixdorf S.L. - Spain	68	0.7%	14	1.2%
9	LE838 - Diebold Nixdorf B.V. - Netherlands	66	0.7%	16	1.3%
10	LE941 - Diebold Nixdorf Singapore Pte. Ltd.	59	0.6%	23	1.9%
11	LE828 - Diebold Nixdorf s.r.o. - Czech Republic	59	0.6%	15	1.3%
12	LE930 - Diebold Nixdorf Sdn Bhd. Malaysia	36	0.4%	12	1.0%
13	LE833 - Diebold Nixdorf Teknoloji A.S. - Turkey	34	0.4%	3	0.3%
14	LE888 - Diebold Nixdorf Global Logistics GmbH	29	0.4%	46	0.3%
15	LE933 - PT. Wincor Nixdorf Indonesia	27	0.3%	1	0.1%
16	Other Germany HoldCo Subsidiaries	266	2.8%	87	7.3%
Germany HoldCo Total		**$2,021**	**21.4%**	**$587**	**49.3%**
Other Non-Guarantor Total		1,059	11.2%	332	27.9%
Guarantor Total		6,378	67.4%	271	22.8%
Total Before Adjustments		**$9,458**	**100.0%**	**$1,190**	**100.0%**
(+/-) Adjustments		(5,553)		(146)	
Consolidated Adjusted		**$3,905**		**$1,043**	

Schedule includes transfer pricing, which could change as the company's manufacturing footprint changes over time

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Table of Contents Section Company and Industry Overview I Banking Overview IA Retail Overview IB Current Environment & Response II Financial Overview III Appendix IIIA GAAP Reconciliation IIIB PRIVILEGED AND CONFIDENTIAL

August – QTD GAAP Results ($ in millions) QTD Aug FY'22 QTD Aug FY'21 Service Revenue $333.6 $371.1 Product Revenue 163.8 222.1 Revenue $497.5 $593.2 Cost of Sales Service $236.5 $258.4 Cost of Sales Product 143.6 177.8 Cost of Sales $380.1 $436.3 Gross Profit $117.3 $157.0 Selling and Administrative Expense $115.9 $139.5 Research, Development, & Engineering Expense 22.0 22.8 (Gain)/Loss on Sale of Assets, Net (5.5) (0.0) Impairment of Assets 0.5 - Operating Expense $132.9 $162.3 Operating Profit (Loss) ($15.6) ($5.3) Interest Income $2.5 $0.9 Interest & Debt Expense (33.6) (33.5) Foreign Exchange Gain/(Loss) 0.3 1.7 Misc. Income/(Expense), net 2.3 3.7 Income (Loss) from Continuing Operations before Taxes ($44.1) ($32.5) Income Tax (Expense)/Benefit $3.8 $10.5 Equity in Earnings of Unconsolidated Subsidiaries (1.0) (0.7) Income (Loss) from Continuing Operations Net of Taxes ($41.4) ($22.7) Gain (Loss) from Discontinued Operations $ - $ - Net Income (Loss) ($41.4) ($22.7) Net Income Attributable to Noncontrolling Interests (0.5) (0.7) Net Income (Loss) Attributable to DN, Inc. ($40.9) ($22.1) Note: In accordance with Company policy, certain accounting entries are only recorded on a quarterly basis 50 PRIVILEGED AND CONFIDENTIAL

P&L Summary – GAAP to Non-GAAP Results ($ in millions) For the two months ending August 31, 2022 Net Gross % of % of Sales Profit Sales OPEX OP Sales GAAP results $497.4 $117.3 23.6% $132.9 ($15.6) (3.1%) Restructuring and transformation expenses - 2.4 (9.0) 11.4 Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash) - - (11.2) 11.2 Held for sale non-core European retail business (3.5) 0.8 (3.2) 4.0 Non-capitalizable refinancing expenses - - (8.0) 8.0 Non-routine income/expense: - - - - Legal/deal expense - - 1.7 (1.7) Crisis in Ukraine costs - - (0.4) 0.4 Costs related to previously divested business in Germany - - - - Divestitures and fixed asset sales - - - - Impairment from facility closure - - (0.5) 0.5 Inventory charge for legacy products - 0.0 - 0.0 Other - - 3.0 (3.0) Non-routine expenses, net $ - $0.0 $3.8 ($3.8) Non-GAAP results $493.9 $120.5 24.4% $105.3 $15.3 3.1% 51 PRIVILEGED AND CONFIDENTIAL

P&L Summary – GAAP to Non-GAAP Results – Cont’d ($ in millions) Q2'22 Net Gross % of % of Sales Profit Sales OPEX OP Sales GAAP results $851.7 $160.8 18.9% $252.3 ($91.5) (10.7%) Restructuring and transformation expenses - 13.1 (65.2) 78.3 Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash) - - (17.6) 17.6 Held for sale non-core European retail business (5.7) 0.5 (4.8) 5.3 Non-routine income/expense: - - Legal/deal expense - - (0.8) 0.8 Crisis in Ukraine costs - - (1.2) 1.2 Impairment from facility closure - - (5.4) 5.4 Inventory charge for legacy products - 34.4 - 34.4 Other - 1.1 0.3 0.8 Non-routine expenses, net $ - $35.5 ($7.1) $42.6 Non-GAAP results $846.0 $209.9 24.8% $157.6 $52.3 6.2% 52 PRIVILEGED AND CONFIDENTIAL

P&L Summary – GAAP to Non-GAAP Results – Cont’d ($ in millions) Q1'22 Net Gross % of % of Sales Profit Sales OPEX OP Sales GAAP results $829.8 $185.3 22.3% $268.7 ($83.4) (10.1%) Restructuring and transformation expenses - - - - Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash) - - (18.5) 18.5 Non-routine income/expense: Legal/deal expense - - (1.1) 1.1 Russia/Ukraine impairment - - (16.8) 16.8 Crisis in Ukraine costs - - (1.3) 1.3 North America ERP impairment - - (38.4) 38.4 Non-routine expenses, net $ - $ - ($57.6) $57.6 Non-GAAP results $829.8 $185.3 22.3% $192.6 ($7.3) (0.9%) 53 PRIVILEGED AND CONFIDENTIAL

P&L Summary – GAAP to Non-GAAP Results – Cont’d ($ in millions) 2021 Net Gross % of % of Sales Profit Sales OPEX OP Sales GAAP results $3,905.2 $1,043.4 26.7% $906.3 $137.1 3.5% Restructuring and transformation expenses - 20.0 (78.9) 98.9 Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash) - - (78.2) 78.2 Held for sale non-core European retail business Non-routine income/expense: Impairment of assets - - (1.3) 1.3 Legal/deal expense - - (8.1) 8.1 Divestitures and fixed asset sales - - (2.0) 2.0 Loss making contract related to discountinued offering - 2.8 - 2.8 Inventory charge/gain - 6.6 - 6.6 Other - (4.4) (2.1) (2.3) Non-routine expenses, net $ - $5.0 ($13.5) $18.5 Non-GAAP results $3,905.2 $1,068.4 27.4% $735.7 $332.7 8.5% 54 PRIVILEGED AND CONFIDENTIAL

Reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA ($ in millions) For the two months ending August 31, 2022 Net loss ($41.4) Income tax expense (benefit) (3.8) Interest income (2.5) Interest expense 33.6 Depreciation and amortization 20.3 EBITDA $6.2 Share-based compensation 2.5 Amortization of cloud-based software implementation costs 0.4 Foreign exchange (gain) loss, net (0.3) Miscellaneous, net (2.3) Equity in earnings of unconsolidated subsidiaries 1.0 Restructuring and DN Now transformation expenses 11.4 Non-capitalizable refinancing expenses 8.0 Non-routine expenses, net (3.8) Held for Sale Entities 3.2 Adjusted EBITDA $26.3 Adjusted EBITDA as a % of revenue 5.3% 55 PRIVILEGED AND CONFIDENTIAL

Reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA – Cont’d ($ in millions) 2018 2019 2020 Q1'21 Q2'21 Q3'21 Q4'21 2021 Q1'22 Q2'22 Q2'22 TTM Net loss ($529) ($345) ($268) ($8) ($30) ($2) ($38) ($78) ($184) ($199) ($423) Income tax expense (benefit) 37 117 (1) 1 (11) (1) 39 28 51 64 153 Interest income (9) (9) (7) (2) (2) (1) (1) (6) (1) (1) (4) Interest expense 155 203 293 49 50 51 45 195 48 50 195 Depreciation and amortization 235 204 180 40 38 36 35 149 33 32 136 EBITDA ($111) $170 $198 $80 $45 $83 $80 $288 ($53) ($54) $56 Share-based compensation 37 24 15 3 5 5 1 14 2 5 13 Amortization of cloud-based software implementation costs - - - - - - - - - 1 1 Foreign exchange (gain) loss, net 3 5 14 (6) 9 (4) 3 2 5 (3) 1 Miscellaneous, net 4 4 (7) 1 (3) (5) 3 (3) (3) (5) (9) Equity in earnings of unconsolidated subsidiaries 13 (1) (1) 1 1 1 (3) - 1 2 1 Restructuring expenses 79 115 167 21 30 21 25 97 - 78 123 Non-routine expenses, net 295 85 67 - (1) 2 17 19 57 43 119 Held for Sale Entities - - - - - - - - - 4 10 Adjusted EBITDA $320 $401 $453 $100 $86 $103 $126 $416 $9 $71 $315 56 PRIVILEGED AND CONFIDENTIAL

GAAP to Non-GAAP Gross Profit Reconciliation ($ in millions) For the two months ending August 31, 2022 Services Products Total GAAP Gross Profit $97.1 $20.2 $117.3 Restructuring and transformation expenses 1.5 0.9 2.4 Held for sale non-core European retail business (0.6) 1.4 0.8 Non-GAAP Gross Profit $98.0 $22.5 $120.5 57 PRIVILEGED AND CONFIDENTIAL

GAAP to Non-GAAP Gross Profit Reconciliation – Cont’d ($ in millions) 2021 Banking Retail Total GP GAAP results $736.5 $306.9 $1,043.4 Restructuring and transformation expenses 14.9 5.1 20.0 Loss making contract related to discontinued offering 2.8 - 2.8 Inventory charge/gain 6.6 - 6.6 Other (4.8) 0.4 (4.4) Non-GAAP Results $756.0 $312.4 $1,068.4 58 PRIVILEGED AND CONFIDENTIAL

Historical Gross Profit GAAP to Non-GAAP Reconciliations - New P&L Format ($ in millions) 2019 Services Products Total GP GAAP $687.0 $380.1 $1,067.1 Restructuring 7.8 1.8 9.6 WN PPA - 13.3 13.3 Germany - - - LMC - - - Inventory 15.7 (2.9) 12.8 Other 4.4 1.8 6.2 Non-Routine 20.1 (1.1) 19.0 Non-GAAP $714.9 $394.1 $1,109.0 Gross Margin % 27.4% 21.9% 25.2% 2020 Services Products Total GP GAAP $698.2 $336.8 $1,035.0 Restructuring 14.1 8.2 22.3 WN PPA 4.0 3.5 7.5 Germany - 4.6 4.6 LMC 25.5 - 25.5 Inventory 2.5 (0.2) 2.3 Other (3.5) 5.3 1.8 Non-Routine 28.5 13.2 41.7 Non-GAAP $740.8 $358.2 $1,099.0 Gross Margin % 31.3% 23.3% 28.2% 2021 Services Products Total GP GAAP $726.3 $317.1 $1,043.4 Restructuring 17.1 2.9 20.0 WN PPA - - - Germany - - - LMC 2.8 - 2.8 Inventory 2.1 4.5 6.6 Other (4.8) 0.4 (4.4) Non-Routine 0.1 4.9 5.0 Non-GAAP $743.5 $324.9 $1,068.4 Gross Margin % 32.3% 20.3% 27.4% 59 PRIVILEGED AND CONFIDENTIAL

GAAP Cash Provided by Operating Activities to Non-GAAAP Unlevered Free Cash Flow and Non-GAAP Adj. Unlevered Operating Cash Flow

($ in millions)

	Q1'21	Q2'21	Q3'21	Q4'21	2021	Q1'22	Q2'22	Q2'22 YTD
Net cash provided by Operating Activities (GAAP Measure)	**($65)**	**($78)**	**($148)**	**$415**	**$124**	**($226)**	**($80)**	**($306)**
Excluding the impact of changes in cash of assets HFS and the use of cash for M&A activities	(1)	8	5	8	20	4	-	4
Excluding the impact of cash for the settlement of foreign exchange derivative instruments	4	-	-	-	4	-	-	-
Excluding the use of cash for the legal settlement related to the impaired cloud-based ERP implementation fees	-	-	-	-	-	-	5	5
Captial expenditures	(2)	(4)	(5)	(6)	(17)	(4)	(4)	(8)
Capitalized software development	(6)	(5)	(10)	(10)	(31)	(8)	(10)	(18)
Free Cash Flow (non-GAAP Measure)	**($70)**	**($79)**	**($158)**	**$407**	**$100**	**($234)**	**($89)**	**($323)**
Add Back: Cash Interest	60	27	61	28	176	59	28	87
Unlevered Free Cash Flow (non-GAAP Measure)	**($10)**	**($52)**	**($97)**	**$435**	**$276**	**($175)**	**($61)**	**($236)**
Capital expenditures	2	4	5	9	20	4	4	8
Capitalized software development	6	5	10	10	31	8	10	18
Capital expenditures - IT Cloud	1	17	10	1	29	0	1	1
Adjusted Unlevered Operating Cash Flow (non-GAAP Measure)	**($1)**	**($26)**	**($72)**	**$455**	**$357**	**($163)**	**($46)**	**($209)**

Note: Differences may exist due to rounding

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Return on Invested Capital Calculation ($ in millions) 2018 2019 2020 2021 Q2'22 TTM Revenue $4,579 $4,409 $3,902 $3,905 $3,699 GAAP Operating Profit (Loss) (363) (27) 24 137 (87) Non-GAAP Adjustments 525 295 331 196 329 Non-GAAP Operating Profit 162 268 355 333 242 Effective Tax Rate of 30% ($49) ($80) ($107) ($100) ($73) Net Operating Profit after Tax (NOPAT) $113 $188 $248 $233 $169 Cash & Short-Term Investments (492) (388) (364) (426) (281) Debt 2 ,240 2 ,141 2,346 2,293 2 ,423 Leases - 172 154 164 153 Pensions & Other Post-Retirement Liabilities 274 265 222 104 92 Redeemable Noncontrolling Interest 130 21 19 - - Equity (160) (506) (832) (837) (1,247) Total Invested Capital 1,992 1 ,705 1 ,545 1 ,298 1 ,140 Average Invested Capital 2 ,413 1 ,977 1 ,625 1,546 1 ,421 Return on Invested Captial (ROIC) 4.7% 9.5% 15.3% 15.1% 11.9% 61 PRIVILEGED AND CONFIDENTIAL

Product Revenue Reconciliation ($ in millions) Q1'21 Q2'21 Q3'21 Q4'21 2021 Q1'22 Q2'22 GAAP Product Revenue (as reported) $370 $357 $397 $478 $1,602 $304 $326 Less: HFS non-core European retail business (1) (2) (2) (4) (9) (3) (5) Less: Software Licenses (24) (17) (19) (19) (79) (12) (13) Adjusted Product Revenue $345 $338 $376 $455 $1,514 $289 $308 62 PRIVILEGED AND CONFIDENTIAL